EXHIBIT 3.1

                    ARTICLES OF INCORPORATION


                                OF
                     SKYWAY ADVERTISING, INC.



     The undersigned, being of full age and for the purpose of forming a corporation under Minnesota Statutes Chapter 302A, does hereby adopt the following Articles of Incorporation:


                            ARTICLE I
                               Name

     The name of this corporation shall be Skyway Advertising, Inc.


                            ARTICLE II
                        Registered Office


     The location and address of this corporation's registered office in this state shall be 12 South Sixth Street, Suite 1126, Minneapolis, MN 55402.


                           ARTICLE III
                        Authorized Capital


     The total authorized number of shares of this corporation is One Million (1,000,000) shares. Common Stock shall have the par value of one cent ($.01) per share. The Board of Directors has the authority to establish more than one class or series of shares and to fix the relative rights and preferences of any such different classes or series.


                            ARTICLE IV
                  Cumulative Voting Prohibition


     Shareholders shall have no rights of cumulative voting.


                            ARTICLE V
                  Preemptive Rights Prohibition

     Shareholders shall have no rights, preemptive or otherwise, to acquire any part of any unissued shares or other securities of this corporation or of any rights to purchase shares or other securities of this corporation before the corporation may offer them to other persons.


                            ARTICLE VI
                           Incorporator


     The name and address of the incorporator of this corporation is:

               Jeff C. Anderson
               3400 City Center
               33 South Sixth Street
               Minneapolis, MN 55402


                           ARTICLE VII

                 Limitation of Director Liability

     A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the corporation's stock under Minnesota Statutes Section 302A.559; or
(iv) liability for any transaction from
which the director derived an improper personal benefit.
If Minnesota Statutes Chapter 302A hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by Minnesota Statutes
Chapter 302A, as amended. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.


                            ARTICLE IX
               Directors Action by Written Consent

     Any action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed by all of the directors then in office, unless the action is one which need not be approved by the shareholders, in which case such action shall be effective if signed by the number of directors that would be required to take the same action at a meeting at which all directors were present.

     IN WITNESS WHEREOF, the undersigned has set his hand this       day of
____________, 1993




         STATE OF MINNESOTA         Anderson, Incorporator
         DEPARTMENT OF STATE

                 FILED

         MAR      9 1993

         /s/ Joan Anderson Growe
         Secretary of State



                AMENDED ARTICLES OF INCORPORATION


                                OF


                      ILLUMINATED MEDIA INC.



         The Undersigned, being of full age and for the purpose of forming a corporation under Minnesota Statutes Chapter 302A, does hereby adopt the following Articles of Incorporation:


                            ARTICLE I
                               Name


         The name of this corporation shall be Illuminated Meda Inc.


                            ARTICLE I
                        Registered Office


         The location and address of this corpcraton's registered office in this state shall be 15 South 5th Street, Suite 715, Minneapolis, Minnesota 55402.


                           ARTICLE III
                        Authorized Capital


         The total authorized number of shares of this corporaton is One Mi1lion (1,000,000) shares. Common Stock shall have the par va1ue of one cent ($.01) per share. The Board of Directors has the authority to establish more than one class or series of shares and to fix the relative rights and preferences of any such different classes or series.


                             ARTICLE IV
                    Cumulative Voting Prohibition
         Shareholders have no rights of cumulative voting.


                            ARTICLE V
                  Preemptive Rights Prohibition


         Shareholders shall have no rights, preemptive or otherwise, to acquire any part of any unissued shares or other securities.

              ACTION IN WRITING BY THE SHAREHOLDERS
                                OF
                     SKYWAY ADVERTISING, INC.

         The undersigned, being all of the shareholders of Skyway Advertising, Inc., a Minnesota corporation (the "Corporation"), do hereby take the following action pursuant to section 302A.441 of Minnesota Statutes in lieu of a meeting of shareholders effective the 20th day of July, 1996:

Change of Corporate Name
         WHEREAS, the Corporation has sought out, developed, or otherwise acquired the rights to utilize new technologies in its backlit Skyway Ads units that expand and increase the capabilities of this advertising medium; and

         WHEREAS, as a result of the implementation of these new technologies, the name "Skyway Advertising, Inc." does not adequately describe the products and services that the Corporation can now offer to its advertising customers; NOW, THEREFORE, BE IT
         RESOLVED, that the name of the Corporation shall be changed to: Illuminated Media Inc.
and that Article I of the Articles of Incorporation shall be amended to reflect said change. Effective as of the date first above written.

Robert H. Blank                   Rick Johnson
Ann E. Tatlock                    Sona T. Plumer
                                         State of Minnesota
                                         Department of State
                                            Filed Aug. 12 1996

                                        /s/ Joan Anderson Growe
                                            Secretary of State


SECOND AMENDED ARTICLES OF INCORPORATION

                                OF

                      ILLUMINATED MEDIA INC.


     The Undersigned, being of full age and for the purpose of forming a corporation under Minnesota Statutes Chapter 302A, does hereby adopt the following Articles of Incorporation:


                           ARTICLE I
                              Name

     The name of this corporation shall be Illuminated Media Inc.


                           ARTICLE II
                       Registered Office

     The location and address of this corporation's registered office in this state shall be 15 South 5th Street, Suite 715, Minneapolis, Minnesota 55402.


                          ARTICLE III
                       Authorized Capital

     The total authorized number of shares of this corporation is Ten Million (10,000,000) shares. Common Stock shall have the par value of one cent ($.01) per share. The Board of Directors has the authority to establish more than one class or series of shares and to fix the relative rights and preferences of any such different classes or series.


                           ARTICLE IV
                 Cumulative Voting Prohibition

     Shareholders have no rights of cumulative voting.


                           ARTICLE V
                 Preemptive Rights Prohibition

     Shareholders shall have no rights, preemptive or otherwise, to acquire any part of any unissued shares or other securities